                                                                Exhibit 4.43




                         Proprietary and Confidential



                                 COMMON STOCK
                              PURCHASE AGREEMENT



                                    Between



                        THE GLENEAGLES FUND COMPANY II



                                      and



                            CONSTELLATION 3D, INC.



                          Dated as of August 13, 2001

                               TABLE OF CONTENTS
                               -----------------


                                                                                                           Page No.

1.    DEFINITIONS.................................................................................................1
2.    PURCHASE AND SALE OF COMMON STOCK...........................................................................6
   a.    Purchase and Sale of Common Stock; Issuance of Warrant...................................................6
   b.    Delivery of Drawdown Notices.............................................................................6
   c.    Purchase of Shares.......................................................................................6
   d.    Limitations on Purchaser's Obligation and Right to Purchase Shares.......................................8
   e.    Conditions to Company's Ability to Deliver a Drawdown Notice.............................................9
   f.    Mechanics of Purchase...................................................................................10
   g.    Certain Adjustments.....................................................................................13
   h.    Delisting; Suspension...................................................................................13
3.    PURCHASER'S REPRESENTATIONS AND WARRANTIES.................................................................13
   a.    Accredited Investor Status..............................................................................13
   b.    Information.............................................................................................13
   c.    No Governmental Review..................................................................................14
   d.    Authorization; Enforcement..............................................................................14
   e.    Residency...............................................................................................14
   f.    No Conflicts............................................................................................14
   g.    Financial Risks.........................................................................................14
   h.    IP Acknowledgement......................................................................................15
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................15
   a.    Organization and Qualification..........................................................................15
   b.    Authorization; Enforcement; Compliance with Other Instruments...........................................15
   c.    Capitalization..........................................................................................15
   d.    No Conflicts............................................................................................16
   e.    SEC Documents; Financial Statements.....................................................................17
   f.    Absence of Certain Changes..............................................................................18
   g.    Absence of Litigation...................................................................................18
   h.    Acknowledgment Regarding Purchaser's Purchase of Shares.................................................18
   i.    No Undisclosed Events, Liabilities, Developments or Circumstances.......................................18
   j.    No Integrated Offering..................................................................................18
   k.    Employee Relations......................................................................................18
   l.    Intellectual Property Rights............................................................................19
   m.    Environmental Laws......................................................................................20
   n.    Title...................................................................................................20
   o.    Insurance...............................................................................................20
   p.    Regulatory Permits......................................................................................20
   q.    Internal Accounting Controls............................................................................21
   r.    Foreign Corrupt Practices Act...........................................................................21
   s.    Tax Status..............................................................................................21
   t.    Certain Transactions....................................................................................21
   u.    Dilutive Effect.........................................................................................21
   v.    Application of Takeover Protections.....................................................................22


   w.    Rights Plan.............................................................................................22
   x.    Obligations Absolute....................................................................................22
   y.    Issuance of Shares......................................................................................22
   z.    Form S-3................................................................................................22
   aa.   Brokers.................................................................................................22
5.    COVENANTS..................................................................................................23
   a.    Best Efforts............................................................................................23
   b.    Blue Sky................................................................................................23
   c.    Use of Proceeds.........................................................................................23
   d.    Financial Information...................................................................................23
   e.    Transactions with Affiliates............................................................................23
   f.    Filing of Form 8-K or Press Release.....................................................................23
   g.    Registration Statement..................................................................................23
   h.    Registration and Listing; Effective Registration........................................................24
   i.    Rights Plan.............................................................................................24
   j.    Comfort Letters.........................................................................................25
   k.    Legal Opinions..........................................................................................25
   l.    Prospectus Delivery; Share Certificates.................................................................26
   m.    No Inside Information...................................................................................26
   n.    No Manipulation.........................................................................................26
6.    CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.............................................................26
7.    CONDITIONS OF THE PURCHASER'S OBLIGATION TO PURCHASE.......................................................27
8.    TERMINATION................................................................................................29
9.    INDEMNIFICATION............................................................................................30
10.   GOVERNING LAW; MISCELLANEOUS...............................................................................31
   a.    Governing Law...........................................................................................31
   b.    Expenses................................................................................................32
   c.    Counterparts............................................................................................33
   d.    Headings................................................................................................33
   e.    Severability............................................................................................33
   f.    Entire Agreement; Amendments; Waivers...................................................................33
   g.    Notices.................................................................................................33
   h.    Successors and Assigns..................................................................................34
   i.    No Third Party Beneficiaries............................................................................35
   j.    Survival................................................................................................35
   k.    Publicity...............................................................................................35
   l.    Further Assurances......................................................................................35
   m.    No Strict Construction..................................................................................35
   n.    Remedies................................................................................................35
   o.    Payment Set Aside.......................................................................................36
   p.    Days....................................................................................................36
   q.    Rescission and Withdrawal Right.........................................................................36


                  COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of August 13, 2001, by and between Constellation 3D, Inc., a Delaware corporation with an office located at 805 Third Avenue, 14th Floor, New York, New York 10022 (the "Company"), and The Gleneagles Fund Company II, an exempted company, organized and existing under the laws of the Cayman Islands, BWI with an address at c/o Citco Fund Services (Cayman Islands) Ltd., Corporate Center, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands, BWI (together with its successors in interest and assigns or its designees, the "Purchaser").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Purchaser shall purchase up to $30,000,000 in shares (the "Shares") of the Company's common stock, par value $0.00001 per share (the "Common Stock");

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws, and to undertake certain related transactions including without limitation, the filing of a registration statement; and

                  WHEREAS, simultaneously with the execution and delivery of this Agreement the Company shall issue to the Purchaser, a warrant excisable for 52,000 shares of Common Stock.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         1.       DEFINITIONS
                  -----------

                  As used in this Agreement, the following terms, when capitalized, shall have the respective meanings assigned to them below, unless the context clearly indicates otherwise:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "Affiliate" shall mean, with respect to any person or entity, another person or entity that directly or indirectly controls, is controlled by, or is under common control with that person or entity.

                  "Agreement" shall have the meaning specified in the preamble.

                  "Approved Market" shall mean the American Stock Exchange, Inc., the New York Stock Exchange, Inc., the Nasdaq National Market System or the Nasdaq SmallCap Market.

                  "Available Period" shall have the meaning specified in Section 2(c)(ii).

                  "Change in Control Transaction" shall mean any transaction pursuant to which (i) the Company sells, leases, transfers, conveys or otherwise disposes of, in one or more related transactions, all or substantially all of its assets to any person or entity other than existing stockholders and their Affiliates, (ii) any person or group (within the meaning of Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act) obtains beneficial ownership of or is deemed to beneficially own (as described in Rule l3d-3 under the Exchange Act; provided, that for this purpose, the right to acquire beneficial ownership, even if not within 60 days, shall be deemed to convey beneficial ownership) in excess of 50% of the Company's voting power, or (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof.

                  "Closing" shall have the meaning specified in Section 2(f)(i)(D).

                  "Closing Date" shall have the meaning specified in Section 2(f)(i).

                  "Company Accountants" shall mean BDO International or such other independent certified public accountants (within the meaning of the 1933 Act and the rules and regulations thereunder) as are reasonably satisfactory to the Purchaser.

                  "Company Counsel" shall mean Blank Rome Comiskey & McCauley LLP or such other independent counsel as is reasonably satisfactory to the Purchaser.

                  "Control" or "Controls" shall mean a person or entity that has the power, directly or indirectly, to conduct the affairs or govern the policies of another person or entity.

                  "Daily Dollar Amount" shall mean for any Trading Day during a Purchase Period, the Stated Dollar Amount (as defined herein) for such Purchase Period divided by 20, subject to adjustment as set forth in Section 2(c).

                  "Daily Purchase Amount" shall have the meaning specified in
Section 2(c).

                  "Disclosure Letter" shall mean the letter delivered by the Company to the Purchaser in connection with the Company's representations and warranties contained herein.

                  "DTC" shall mean The Depository Trust Company.

                  "Drawdown Notice" shall mean a written notice delivered by the Company to the Purchaser in the form and substance of Exhibit E hereto.

                  "Drawdown Notice Date" shall mean each date on which the Purchaser receives a Drawdown Notice.

                  "Drawdown Notice Start Date" shall mean, with respect to a particular Purchase Period, the Trading Day immediately following the 6th Trading Day (or if no Drawdown Notice has been delivered to the Purchaser during the prior 60 calendar days, the Trading Day immediately following the 12th Trading Day) after the related Drawdown Notice Date.

                  "Effective Date" shall mean the date that a Registration Statement covering the resale by the Purchaser of the Shares purchased by it from time to time hereunder is first declared effective by the SEC.

                  "Equity Line Agreement" shall mean an agreement of the type commonly referred to as an "equity line," providing for the Company's future sale of (or right to sell) Common Stock to a third party from time to time during the term of the agreement at a purchase price per share based on the market price (or average trading price) of the Common Stock at either the time of such sale or some period preceding such sale.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Floor Price" shall have the meaning specified in Section 2(b)(i).

                  "Major Transaction" shall be deemed to have occurred at the closing of any of the following events:

                  (i)    A Change in Control Transaction;

                  (ii) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act; or

                  (iii) A tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the outstanding Common Stock.

                  "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

                  "Minimum Floor Price" shall mean $4.00, subject to increase (but not to decrease) in the case of a reverse stock split, recapitalization or similar transaction; provided, that the Company may reduce the Minimum Floor Price to an amount not less than $1.00 upon five days prior written notice to the Purchaser. Such a reduction in the Minimum Floor Price shall not affect the Floor Price for a then-current Purchase Period.

                  "NASD Limit" shall mean 9,200,000 shares of Common Stock, as appropriately adjusted from time to time for any stock splits, reverse stock splits, recapitalizations, stock dividends and other events of a like nature.

                  "Open Period" shall mean the period beginning on and including the day following the Effective Date and ending upon the termination of this Agreement in accordance with Section 2(f)(iv), Section 2(f)(v) or Section 8.

                  "Principal Market" shall mean the Nasdaq National Market System or, if the Common Stock ceases to be traded on the Nasdaq National Market System, such other Approved Market on which the Common Stock is then principally listed or quoted.

                  "Purchase Day" shall mean each Trading Day during a Purchase Period where the Daily Dollar Amount (as adjusted pursuant to Section 2(c)) is greater than zero.

                  "Purchase Notice" shall have the meaning specified in Section 2(f)(i).

                  "Purchase Notice Date" shall have the meaning specified in
Section 2(f)(i).

                  "Purchase Period" shall mean, with respect to a particular Drawdown Notice, the 20 Trading Day period beginning on the related Drawdown Notice Start Date; provided, that a Purchase Period may not start while another Purchase Period is then ongoing.

                  "Purchase Price" for each Share purchased by the Purchaser with respect to a particular Trading Day during a Purchase Period shall be equal to 94% of the VWAP for such Trading Day .

                  "Purchaser's Counsel" shall have the meaning specified in
Section 2(f)(i)(D). "Registration Statement" shall have the meaning given to such term in the Registration Rights Agreement.

                  "Registration Statement" shall have the meaning given to such term in the Registration Rights Agreement.

                  "Resale Notice" shall mean a written notice from the Purchaser stating that it has resold one or more Shares purchased from the Company (which may include short sales where the Purchaser intends to cover such sales with Shares purchased from the Company) and complied with all applicable prospectus delivery requirements under the 1933 Act and the rules promulgated thereunder with respect to such resale.

                  "Restricted Ownership Percentage" shall mean a percentage of the total issued and outstanding shares of Common Stock equal to 9.99%.

                  "Scheduled Closing Date" shall have the meaning specified in
Section 2(f)(iv).

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Documents" shall mean all reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the 1933 Act and the Exchange Act, including, without limitation, all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference, along with the Company's Form S-3 Registration Statement declared effective by the SEC on February 14, 2001.

                  "Stated Dollar Amount" shall have the meaning specified in
Section 2(b)(i).

                  "Subsidiary" shall mean any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital or holds an equity or similar interest representing at least 50% of the outstanding equity or similar interests of such entity.

                  "Trading Day" shall mean any day on which the Principal Market is scheduled to be open for a full day of trading.

                  "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Warrant, the Disclosure Letter and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

                  "Volume Limit" shall have the meaning specified in Section 2(c)(iii).

                  "VWAP" shall mean the daily volume weighted average price of the Common Stock on the Principal Market between the hours of 9:30 a.m. and 4:00 p.m. on a Trading Day, or during the Available Period if the Daily Dollar Amount has been adjusted pursuant to Section 2(c)(ii) below (as reported by Bloomberg Financial L.P. using the AQR function; provided, that such function captures all trades on the Principal Market that occur during the hours specified above).

                  "Warrant" shall have the meaning specified in Section
2(a)(ii).

                  "Warrant Shares" shall have the meaning specified in Section 2(a)(ii).

2.       PURCHASE AND SALE OF COMMON STOCK

         a.     Purchase and Sale of Common Stock; Issuance of Warrant.
                ------------------------------------------------------

                (i) Upon and subject to the terms and conditions set forth herein, the Company may issue and sell to the Purchaser, and the Purchaser shall purchase from the Company upon proper exercise of the Company's rights hereunder, that number of Shares having an aggregate Purchase Price of up to $30,000,000.

                (ii) As an inducement to the Purchaser to enter into this Agreement and purchase the Shares hereunder, simultaneous with the signing of this Agreement the Company shall issue and deliver to the Purchaser a five (5) year warrant in the form and substance of Exhibit F hereto (the "Warrant") to
                                          ---------
purchase $52,000 shares of Common Stock ("Warrant Shares") at an exercise price equal to $3.31896 per share.

         b.     Delivery of Drawdown Notices.
                ----------------------------

                (i) Subject to the satisfaction of the conditions set forth in Section 2(e) below, at any time and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Drawdown Notice to the Purchaser stating a dollar amount (the "Stated Dollar Amount") of Shares which the Company desires to sell to the Purchaser during the related Purchase Period. The Company shall designate in each Drawdown Notice a minimum Purchase Price per Share with regard to the related Purchase Period (the "Floor Price"), which shall not be less than the Minimum Floor Price. Each Drawdown Notice shall include a representation by the Company as to the number of shares of Common Stock outstanding as of the last day of the calendar month immediately preceding the related Drawdown Notice Date.

                (ii) The Stated Dollar Amount designated by the Company in a Drawdown Notice shall be in increments of $100,000 and shall be at least $500,000, but shall in no event exceed $3,000,000. Additionally, the Stated Dollar Amount designated by the Company in a Drawdown Notice may not be greater than the product of (A) the Floor Price and (B) the number of shares of Common Stock then currently available under the Registration Statement.

                (iii) Contemporaneous with the delivery of a Drawdown Notice, the Company shall deliver to the Purchaser (A) a current and deliverable prospectus or prospectus supplement to the Registration Statement in accordance with the rules and regulations under the 1933 Act (including disclosure of the Stated Dollar Amount in such Drawdown Notice and the timing of the related Purchase Period), (B) the other documents required to be delivered pursuant to Sections 7(e), 7(f), 7(h) and 7(i) below, and (C) reimbursement for any previously unreimbursed expenses as provided in Section 10(b) below. Purchases required as a result of a Drawdown Notice shall be effected by the parties in accordance with Section 2(f) below.

         c.     Purchase of Shares. Subject to the conditions set forth in this
                ------------------
Agreement, following the receipt of a validly delivered Drawdown Notice, on each Trading Day during the related Purchase Period, the Purchaser shall purchase an amount of shares (the "Daily Purchase Amount") equal to the Daily Dollar Amount for such Trading Day divided by the Purchase Price for such Trading Day; provided, that the Daily Dollar Amount for any Trading Day during a Purchase Period shall be subject to adjustment as follows:

                (i) For each Trading Day during the Purchase Period on which the Purchase Price is less than the Floor Price, the Daily Dollar Amount for such Trading Day shall equal the product of (x) the number of Shares sold by the Purchaser during such Trading Day at a price greater than or equal to the Floor Price and (y) the Floor Price. In addition, the Purchase Price for any such Trading Day shall equal the Floor Price.

                (ii)    For each Trading Day during the Purchase Period on which
(A) the Registration Statement or any prospectus or prospectus supplement is not available for more than one hour at any time during which the Principal Market is open for trading for the sale of Shares by the Purchaser, (B) trading of the Common Stock on the Principal Market is suspended or halted for more than one hour at any time during which the Principal Market is open for trading, (C) trading on the Principal Market in general is suspended or halted for more than one hour, or (D) any one or more of the conditions in Section 7 are not satisfied for more than one hour at time during which the Principal Market is open for trading (the full Trading Day less such period of unavailability, suspension or nonsatisfaction being referred to as the "Available Period"), the Daily Dollar Amount for such Trading Day shall be automatically reduced (but not increased) to equal the product of (x) the number of Shares sold by the Purchaser during the Available Period at a price greater than or equal to the Floor Price and (y) the Purchase Price per Share (with the VWAP component of the Purchase Price being calculated with respect to the Available Period only).

                (iii) For each Trading Day on which the Daily Dollar Amount for such Trading Day divided by the Purchase Price for such Trading Day is greater than 10% of such Trading Day's trading volume for the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (provided, that for
                                                              --------
the purpose of determining the Trading Day's trading volume (I) individual trades of 20,000 shares or more of Common Stock on any Trading Day shall, not be counted toward such calculations and (II) all transactions other than bona fide, arm's length transactions between or among unaffiliated and unrelated persons and entities shall not be counted toward such calculations) (such 10% figure being referred to as the "Volume Limit"), the Daily Dollar Amount for such Trading Day shall be the product of the Volume Limit and the Purchase Price for such Trading Day.

                For the avoidance of any doubt, all calculations performed with respect to this Section 2(c) will be performed with respect to the Trading Day on which the sale of Shares to the Purchaser is deemed to occur, not the corresponding Closing Date. Furthermore, a reduction in the Daily Dollar Amount for a Trading Day shall not affect the Daily Dollar Amount for any other Trading Day.

                Subject to the conditions set forth in this Agreement, following the Company's receipt of Purchase Notice(s) delivered pursuant to Section 2(f) below, the Company shall be required to sell to the Purchaser the number of Shares specified in such Purchase Notice(s). Notwithstanding any other provision of the Transaction Documents, the Purchaser shall in no event be required to purchase pursuant to this Agreement a number of Shares in excess of the NASD Limit or having an aggregate Purchase Price greater than $30,000,000.

         d.    Limitations on Purchaser's Obligation and Right to Purchase
               -----------------------------------------------------------
               Shares.
               ------

               (i) Notwithstanding anything to the contrary in this Agreement, the number of shares of Common Stock that may be acquired by the Purchaser at any specific time pursuant hereto shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned at such time by the Purchaser (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Purchaser's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Purchaser's "affiliates" (as defined in Rule 144 of the 1933 Act) (the "Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed the Restricted Ownership Percentage. In connection with the foregoing limitation, the Daily Dollar Amount shall be further reduced such that it shall not include such excess amount of shares of Common Stock. If at any time, the ten percent beneficial ownership trigger level contained in Section 16(a) of the Exchange Act is reduced, the Restricted Ownership Percentage shall be automatically reduced to .01% below such reduced trigger level.

               (ii) The Purchaser covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding 61 days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") the Purchaser will not acquire shares of Common Stock pursuant to any right (including pursuant to Section 2 of this Agreement) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by the Purchaser and so acquired by its Aggregation Parties (ignoring all dispositions) would exceed:

               (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus
                                           -----

               (y) the number of shares of Common Stock actually owned by the Purchaser and its Aggregation Parties at the commencement of the Covenant Period.

         A new and independent covenant will be deemed to be given by the Purchaser as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Purchaser agrees to comply with each such covenant. This Section 2(d) controls in the case of any conflict with any other provision of this Agreement or any agreement entered into in connection herewith.

               (iii) The Purchaser shall notify the Company in writing when it becomes aware that it will not be permitted to purchase Shares as a result of the provisions of this Section 2(d). The Company shall have no obligation to sell Purchased Shares to the

Purchaser and the Purchaser shall have no obligation to purchase Shares from the Company that may not be acquired by the Purchaser by reason of the provisions of this Section 2(d). The Purchaser shall have no liability for any failure to purchase Purchased Shares from the Company that are not permitted to be acquired by the Purchaser pursuant to this Section 2(d).

               (iv) Nothing contained in this Section 2(d) shall affect or relieve in any way the Company's obligation to deliver Shares previously purchased by the Purchaser pursuant to this Agreement as to which there has not been a Closing.

          e.   Conditions to Company's Ability to Deliver a Drawdown Notice.
               ------------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Drawdown Notice unless each of the following conditions is satisfied at the time of such delivery:

               (i) a Registration Statement covering at least 750,000 shares of Common Stock (or, if less, the greatest number of shares of Common Stock that the Company is then permitted to register pursuant to the 1933 Act and the rules and regulations promulgated thereunder) shall have been declared effective in accordance with the Registration Rights Agreement and such Registration Statement, together with any required prospectus supplement, shall be effective and available for the sale of such Shares by the Purchaser and all Shares previously purchased by the Purchaser hereunder and then held by the Purchaser, and all such shares of Common Stock shall be duly authorized and reserved for issuance to the Purchaser;

               (ii) the Common Stock shall be listed and/or quoted on an Approved Market and shall not have been suspended from trading thereon, and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Principal Market;

               (iii) there shall not have occurred a Major Transaction or the public announcement of a pending Major Transaction which has not been abandoned or terminated;

               (iv) the Company shall have complied with its obligations under all the Transaction Documents and shall otherwise not be in breach of, or in default under (A) any of the Transaction Documents or (B) any of the Company's other financing arrangements which involve a loan, line of credit, or other debt incurred by the Company in excess of $1,000,000 and the breach of which or default under which has resulted in an acceleration of such debt or obligation or another similar result, and all the Company's representations and warranties under the Transaction Documents shall be true;

               (v) there shall not have occurred any breach or default by the Company under any other agreements between the Company and the Purchaser;

               (vi) the Company shall have delivered to the Purchaser a secretary's certificate dated as of the applicable Drawdown Notice Date in the form and substance of Exhibit D; and

               (vii) the quotient of (A) the Stated Dollar Amount and (B) the Floor Price (as such amounts are specified in the applicable Drawdown Notice) is less than or equal to the amount determined by subtracting the aggregate number of Shares purchased by the Purchaser pursuant to this Agreement (whether or not there has been a Closing with respect to such Shares) from the NASD Limit.

         The Company's delivery of a Drawdown Notice shall constitute a representation by the Company that the shares of Common Stock referred to in clause (i) above have been reserved for issuance as required pursuant to this
Section 2(e). If any of the events described in clauses (iii) and (v) above occurs, or the Company ceases to be in compliance with one or more of the conditions specified in clauses (i), (ii) and (iv) above, during a Purchase Period, then the Purchaser shall have no further obligation to purchase any more Shares during such Purchase Period, although the Company's obligation to deliver Shares previously purchased by the Purchaser pursuant to this Agreement as to which there has not been a Closing, or to be purchased by the Purchaser pursuant to a subsequently delivered Purchase Notice, shall not be affected or relieved in any way as a result of any of the above conditions not being fulfilled by the Company.

         f.      Mechanics of Purchase .
                 ---------------------

                 (i) To effect a purchase of Shares, the Purchaser shall deliver for each Purchase Day a written notice (which written notice may cover more than one Purchase Day) via facsimile or e-mail to the Company (each a "Purchase Notice" and each date on which a Purchase Notice is sent being a "Purchase Notice Date"). Each Purchase Notice shall cover each Purchase Day commencing with the later of (x) the first Purchase Day in that Purchase Period and (y) the Purchase Day immediately following the Purchase Notice Date on which Shares were last purchased and ending on the current Purchase Notice Date. The Purchaser must deliver a Purchase Notice with respect to a particular Purchase Day no later than one Trading Day following the final Trading Day of the Purchase Period during which such Purchase Day occurs. Each Purchase Notice shall set forth:

                        (A) the aggregate Purchase Price (as determined in accordance with this Section 2) for the Shares being purchased by the Purchaser pursuant to such Purchase Notice;

                        (B) the Purchase Price (as determined in accordance with this Section 2) for each of the Trading Days within the Purchase Period covered by such Purchase Notice;

                        (C) the number of Shares being purchased pursuant to such Purchase Notice;

                        (D) the date of the closing of the purchase by the Purchaser of such Purchased Shares (a "Closing") (which shall occur at 10:00 a.m. New York City time on the Trading Day specified in the Purchase Notice, such Trading Day being not sooner than the 2nd Trading Day after the delivery of the Purchase Notice and not later than 3 Trading Days following the date of such delivery, at the offices of

                               Kleinberg, Kaplan, Wolff & Cohen, P.C.
                               ("Purchaser's Counsel"), 551 Fifth Avenue, New York, New York 10 176) or such other place as the parties shall agree; and

                        (E) a representation by the Purchaser that after giving effect to the purchases of Shares contemplated by such Purchase Notice, the Purchaser will be in compliance with the terms of
                               Section 2(d) of this Agreement.

         The date of each Closing is referred to herein as a "Closing Date."

               (ii) Notwithstanding anything herein to the contrary, the parties agree that the Purchaser will be deemed to own the Shares to be purchased with respect to a particular Purchase Day as of such Purchase Day regardless of the associated Closing Date.

               (iii) On each Closing Date, (A) the Company shall either (x) deliver to the Purchaser certificates representing the Shares to be issued and sold to the Purchaser on such date as specified in the Purchase Notice(s) delivered by the Purchaser to the Company, registered in the name of the Purchaser or its designee, such certificates to be freely tradable and free of any legends or stop transfer restrictions provided that the Purchaser has delivered a Resale Notice to the Company or the Company's transfer agent prior to or on such Closing Date or (y) deposit such Shares into the account(s) (with the Purchaser receiving confirmation that the Shares are in such account(s)) designated by the Purchaser for the benefit of the Purchaser, and (B) the Purchaser shall deliver to the Company the aggregate Purchase Price (net of any amounts payable by the Company pursuant hereto) to be paid for such Shares (upon receipt of confirmation of delivery of such Shares), determined as aforesaid, in immediately available funds. In addition, each of the Company and the Purchaser shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement, at or prior to each Closing. In the alternative to physical delivery of certificates representing Common Stock, if delivery of the Shares may be effectuated by electronic book-entry through DTC, then the Closing shall occur, and delivery of the Shares pursuant to such purchase shall, unless requested otherwise by the Purchaser, settle by book-entry transfer through DTC by the Closing Date. The parties agree to coordinate with DTC to further this objective.

               (iv) If the Company fails to deliver the appropriate number of Shares to the Purchaser within 2 Trading Days following the date on which the Closing with respect to such Shares was scheduled as provided above (the "Scheduled Closing Date") for any reason, the Purchaser need not purchase any more Shares from the Company pursuant to this Agreement until such failure has been fully cured by the Company. The Purchase Period shall not be extended as a result of such failure and subsequent cure without the prior written consent of the Purchaser. If such failure is not cured by the Company by the close of business on the 5th Trading Day following the Scheduled Closing Date (1) the current Purchase Period shall immediately terminate and the Purchaser shall have no further obligation to purchase any more Shares from the Company with respect to such terminated Purchase Period, and (2) the Purchaser may, from time to time during the 10 Trading Day period following such 5th Trading Day, purchase in the open market an amount of shares of Common Stock necessary to fulfill the Purchaser's then outstanding obligations to deliver shares of Common Stock in connection with sales of Common Stock made by the Purchaser (but in no event greater than the number of Shares that the Company failed to deliver) and the Company shall, upon receipt of notice of such purchase, as partial and non-exclusive relief for the damages to the Purchaser by reason of the above-described failure, reimburse the Purchaser for the cost of such purchase (each such purchase and reimbursement being a "Buy-in") upon demand, following which time the Purchaser shall deliver to the Company the sum of the aggregate Purchase Price to be paid for such Shares, determined as aforesaid, in immediately available funds. If the Company fails to pay such reimbursement within 3 Trading Days of receipt of such notice, then the Company shall pay to the Purchaser, on the 1st Trading Day following such 3rd Trading Day, in addition to, and not in lieu of, the reimbursement amount payable by the Company to the Purchaser hereunder, an amount equal to 2% of the reimbursement amount per period of 20 Trading Days (or portion thereof) until the reimbursement amount is paid in full. If no Buy-in occurs with respect to a certain number of' Shares and the Company's failure to deliver such Shares to the Purchaser is not cured by the Company by the close of business on the 13th Trading Day following the Scheduled Closing Date, this Agreement shall terminate (subject to Section 10(j) below) upon the delivery by the Purchaser to the Company of a notice regarding such excessively delayed Closing (a "Delayed Closing Notice"), and following its delivery of such notice, the Purchaser shall have no further obligation to purchase any more Shares from the Company under this Agreement. The remedies set forth in this Section 2(f)(iv) are not exclusive of any other remedies available to the Purchaser at law or equity.

               (v) If the Company fails to satisfy any of the conditions set forth in Section 7 below (including, without limitation, Section 7.1) on any Purchase Day or Scheduled Closing Date, the Purchaser shall purchase Shares from the Company on such date (if it is a Purchase Day) in accordance with Section 2(c)(ii), but need not purchase any more Shares from the Company on any subsequent Purchase Days or Scheduled Closing Dates pursuant to this Agreement until such condition has been fully satisfied by the Company. If such condition is not fully satisfied by the Company by the close of business on the 5th Trading Day following such Purchase Day or Scheduled Closing Date (as applicable), the current Purchase Period shall immediately terminate, and the Purchaser shall have no further obligation to purchase any more Shares from the Company with respect to such terminated Purchase Period. If such condition is not fully satisfied by the Company by the close of business on the 13th Trading Day following such Purchase Day or Scheduled Closing Date (as applicable), this Agreement shall terminate (subject to Section 10(j) below) upon the delivery to the Company of a Delayed Closing Notice and, following its delivery of such notice, the Purchaser shall have no further obligation to purchase any more Shares from the Company under this Agreement; provided, however, that the Purchaser may not deliver a Delayed Closing Notice during the pendency of a Suspension Period (as defined in the Registration Rights Agreement). The remedies set forth in this Section 2(f)(v) are not exclusive of any other remedies available to the Purchaser at law or equity and shall not affect or relieve in any way the Company's obligation to deliver Purchased Shares previously, purchased by the Purchaser pursuant to this Agreement as to which there has not been a Closing.

               (vi) The number of Purchased Shares to be purchased pursuant to each Purchase Notice shall be rounded up to the next whole number so as to avoid the issuance of fractional shares.

               g.   Certain Adjustments. The limitations imposed by Section 2(d)
                    -------------------
on the number of Purchased Shares acquirable shall be adjusted appropriately to reflect stock splits, reverse stock splits, stock dividends, combinations and like transactions affecting the Common Stock. Such appropriate adjustments shall be made for any period of Trading Days used for purposes of performing calculations under this Agreement .

               h.   Delisting; Suspension. If at any time during a Purchase
                    ---------------------
Period or during the 10 Trading Days after the end of such Purchase Period, (i) the Registration Statement, together with the required prospectus or prospectus supplement, shall not be effective and available for sale of all the Purchased Shares, or (ii) the Common Stock and Purchased Shares shall not be listed on the Principal Market or shall have been suspended from trading thereon, the Purchaser shall have the right (the "Repurchase Option"), as partial relief for the damages to the Purchaser by reason of the occurrence of the events listed in clauses (i) or (ii) above (each a "Repurchase Event"), which remedy shall not be exclusive of any other remedies available at law or equity, in its sole discretion, to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Purchaser, but in any event within 3 Trading Days of the exercise of such right, all or any part of the Purchased Shares issued to the Purchaser during such Purchase Period and then held by the Purchaser, at the price per Purchased Share at which such Purchased Shares were actually purchased by the Purchaser (the "Payment Amount") (such repurchase being a "Repurchase Closing"). Notwithstanding anything else in this Section 2(h) to the contrary, in the event that the consummation of a Repurchase Closing would constitute a violation of Regulation M promulgated under the Exchange Act,
(A) the Purchaser shall have the right to immediately terminate this Agreement (subject to Section 10(j) below) upon written notice to the Company (such termination being deemed by both parties hereto as a termination of the related "Distribution" pursuant to Rule 100 under Regulation M), and (B) such Repurchase Closing shall be postponed until immediately following such termination of this Agreement. If the Company fails to pay to the Purchaser the full aggregate Payment Amount within 3 Trading Days of the Purchaser's exercise of the Repurchase Option hereunder (or, if the Repurchase Closing is postponed pursuant to the immediately preceding sentence, within 3 Trading Days of the date on which the Purchaser terminated this Agreement pursuant to clause (A) above) the Company shall pay to the Purchaser, on the 1st Trading Day following such 3rd Trading Day, in addition to and not in lieu of the Payment Amount payable by the Company to the Purchaser upon exercise of the Repurchase Option, an amount equal to 2% of the Payment Amount per period of 20 Trading Days (or portion thereof) until the Payment Amount is paid in full. The Purchaser may in its sole discretion, without prejudice, withdraw such exercise of its Repurchase Option in whole or part from time to time prior to the payment in full to the Purchaser of the amounts specified in this Section 2(h).

         3.    PURCHASER'S REPRESENTATIONS AND WARRANTIES
               ------------------------------------------

               The Purchaser represents and warrants to the Company that:

               a.   Accredited Investor Status. The Purchaser is an "accredited
                    --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

               b.   Information. The Purchaser and its advisors, if any, have
                    -----------
been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in
Section 4 below. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

                c.   No Governmental Review. The Purchaser understands that no
                     ----------------------
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

                d.   Authorization; Enforcement. (i) The Purchaser has the
                     --------------------------
requisite power and authority to enter into and perform under the Transaction Documents and to purchase the Shares being sold to it hereunder, (ii) the execution and delivery of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Purchaser or its shareholders or directors is required, and
(iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                e.   Residency.  The Purchaser is a resident of the Cayman
                     ---------
Islands, BWI.


                f.   No Conflicts. The execution, delivery and performance of
                     ------------
the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby do not and will not (i) result in a violation of the documents of organization of the Purchaser or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties or (ii) conflict with any other agreement, indenture or instrument to which the Purchaser is a party.

                g.   Financial Risks. The Purchaser acknowledges that it is able
                     ---------------
to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the loss of its entire investment in the Shares.

               h.    IP Acknowledgement. Without limiting the Company's
                     ------------------
representations and warranties under Section 4(l), the Purchaser recognizes and acknowledges that the Company's pending patent and trademark applications may be subject to governmental actions which may challenge the patentability or registrability of such properties.

         4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------

               The Company represents and warrants to the Purchaser that:

               a.    Organization and Qualification. Set forth in the Disclosure
                     ------------------------------
Letter is a complete list of each entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. The Company and its Subsidiaries, a complete list of which is set forth in the Disclosure Letter, are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted and currently contemplated. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               b.    Authorization; Enforcement; Compliance with Other
                     -------------------------------------------------
Instruments. The Company has the requisite corporate power and authority to
-----------
enter into and perform its obligations under the Transaction Documents, and to issue the Shares and Warrant Shares in accordance with the terms thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including without limitation the reservation for issuance and the issuance of the Shares and Warrant Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, except for, if required by the Nasdaq Stock Market, Inc. and not already so approved, approval by its stockholders prior to the issuance of a number of shares of Common Stock equal to or in excess of 20% of the number of shares of Common Stock outstanding immediately prior to the date hereof, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

               c.    Capitalization. As of July 27, 2001, the authorized capital
                     --------------
stock of the Company consisted of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 46,083,601 shares are issued and outstanding, 6,727,715 shares are issuable upon exercise of outstanding stock options, whether or not currently exercisable, 2,117,793 shares are issuable upon exercise of outstanding warrants, whether or not currently exercisable, and 319,913 shares are issuable upon conversion of convertible loans. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in the Disclosure Letter, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or are secured by any liens or encumbrances against the Company or its assets, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution, most-favored-nations or similar provisions that will be triggered by the issuance of the Shares or Warrants or Warrant Shares as described in this Agreement and the Warrants and, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                d.    No Conflicts. The execution, delivery and performance of
                      ------------
the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including without limitation United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of clause (z) only) may cause a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violations which individually or in the aggregate will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act (or applicable "Blue Sky" laws), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof (or other Approved Market on which the Common Stock is then traded) on each of the Closing Dates and is not aware of any facts which, after the Effective Date, would reasonably lead to delisting or suspension of the Common Stock by the Principal Market (or other Approved Market on which the Common Stock is then traded) in the foreseeable future.

                e.    SEC Documents; Financial Statements. Since January 12,
                      -----------------------------------
1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. The Company has delivered to the Purchaser or its representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information which was not publicly disclosed prior to the date hereof, and, except as otherwise provided for in Section 3(h)(ii) of the Registration Rights Agreement, the Company shall not provide the Purchaser with any non-public information, and if it does so in violation of such Section 3(h)(ii) the Purchaser may disclose such information to the public without liability.

                f.    Absence of Certain Changes. Except as disclosed in the SEC
                      --------------------------
Documents filed on EDGAR at least five (5) Trading Days prior to the date hereof, since December 31, 2000 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, may have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                g.    Absence of Litigation. There is no action, suit,
                      ---------------------
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in the Disclosure Letter.

                h.    Acknowledgment Regarding Purchaser.
                      -----------------------------------
The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                i.    No Undisclosed Events, Liabilities, Developments or
                      ---------------------------------------------------
Circumstances. No event, liability, development or circumstance has occurred or
-------------
exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                j.    No Integrated Offering. Neither the Company, nor any of
                      ----------------------
its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Shares to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

                k.    Employee Relations. Neither the Company nor any of its
                      ------------------
Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its

Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                l.    Intellectual Property Rights. The Company and its
                      ----------------------------
Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and confidential business information, computer software, and all other proprietary or intellectual property rights, and all goodwill associated with the foregoing (collectively, "Intellectual Property") necessary or desirable to conduct their respective businesses as now conducted or currently contemplated to be conducted in the future. None of the Company's Intellectual Property rights have expired or terminated, or are expected to expire or terminate within three (3) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement, interference or misappropriation by the Company or its Subsidiaries of or with Intellectual Property or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property or other infringement, interference or misappropriation. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property. To the knowledge of the Company or its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or its Subsidiaries.

                To the extent the Company and its Subsidiaries own any Intellectual Property: the Company and/or its Subsidiaries possess all right, title and interest in and to the item, free and clear of any lien, claim, encumbrance, license, or other restriction; the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of the item.

                To the extent the Company and its Subsidiaries have the right to use any Intellectual Property: the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; no party to the license, sublicense, agreement or permission has repudiated any provision thereof; the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and none of the Company or its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                To the knowledge of the Company and its Subsidiaries, none of the Company and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                Except as disclosed in the SEC Documents, none of the Company and its Subsidiaries has any knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product, process or Intellectual Property of any of the Company or its Subsidiaries.

                m.    Environmental Laws. The Company and its Subsidiaries (i)
                      ------------------
are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

                n.    Title. The Company and its Subsidiaries have good and
                      -----
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                o.    Insurance. The Company and each of its Subsidiaries are
                      ---------
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its Subsidiaries taken as a whole.

                p.    Regulatory Permits. The Company and its Subsidiaries
                      ------------------
possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                q.    Internal Accounting Controls. The Company and each of its
                      ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                r.    Foreign Corrupt Practices Act. Neither the Company, nor
                      -----------------------------
any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

                s.    Tax Status. The Company and each of its Subsidiaries has
                      ----------
made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

                t.    Certain Transactions. Except as set forth in the SEC
                      --------------------
Documents filed on EDGAR at least five (5) Trading Days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on the Disclosure Letter, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                u.    Dilutive Effect. The Company understands and acknowledges
                      ---------------
that the number of Shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Shares upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                v.    Application of Takeover Protections. The Company and its
                      -----------------------------------
board of directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover provisions under applicable Delaware law or contained in the Company's Certificate of Incorporation or otherwise which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and Warrants and the Purchaser's ownership of the Shares and Warrants.

                w.    Rights Plan. Neither the Company nor any of its
                      -----------
Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

                x.    Obligations Absolute. The Company acknowledges that,
                      --------------------
subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, the Company's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

                y.    Issuance of Shares. The Shares and Warrant Shares are duly
                      ------------------
authorized and reserved for issuance and, upon issuance of and payment for the Shares in accordance with the terms hereof and the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof, such Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or one of the other Approved Markets, and the holders of such Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are included for quotation on the NASDAQ National Market System.

                z.    Form S-3. The Company is eligible to file the Registration
                      --------
Statement for primary and secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) will be permitted to be used for the transactions contemplated hereby and contemplated by the Registration Rights Agreement under the 1933 Act and rules promulgated thereunder.

                aa.   Brokers. The Company has taken no action which would give
                      -------
rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to the Transaction Documents or the transactions contemplated thereby. Any broker's fees which may be payable as a result of the Company and/or the Purchaser entering into the Transaction Documents or performing the transactions contemplated thereby shall be paid solely by the Company.

         5.     COVENANTS
                ---------

                a.    Best Efforts. Each party shall use its best efforts timely
                      ------------
to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                b.    Blue Sky. The Company shall, on or before each Drawdown
                      --------
Notice Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for, or obtain exemption for the Shares for, resale by the Purchaser under applicable securities or "Blue Sky" laws of all the states of the United States, and shall provide evidence of any such action so taken, if any such action is required, to the Purchaser on or prior to the Drawdown Notice Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under the applicable securities or "Blue Sky" laws of all the states of the United States on or before each of the Drawdown Notice Dates.

                c.    Use of Proceeds. The Company will use the proceeds from
                      ---------------
the sale of the Shares for legally permissible general corporate and working capital purposes.

                d.    Financial Information. The Company agrees to deliver or
                      ---------------------
make available to the Purchaser during the Open Period: (i) within 2 Trading Days after the filing thereof with the SEC, a copy of each of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; and (ii) on the same day as the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries. The Company and the Purchaser hereby acknowledge that the foregoing may be satisfied by the Company by filing such applicable documents via EDGAR.

                e.    Transactions with Affiliates. The Company shall not, and
                      ----------------------------
shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous 2 years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest, except for (i) customary employment arrangements and benefit programs on reasonable terms, or
(ii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be deemed a disinterested director with respect to any such agreement, transaction, commitment or arrangement.

                f.    Filing of Form 8-K or Press Release. On or before the date
                      -----------------------------------
which is 2 Trading Days after the date of this Agreement, the Company shall (i) file with the SEC a Current Report on Form 8-K and/or (ii) issue a press release announcing and describing the terms of the transactions contemplated by the Transaction Documents (in form and substance reasonably acceptable to the Purchaser).

                g.    Registration Statement.  The Company shall:
                      ----------------------

                      (i) file with the SEC a Registration Statement on Form S-3 (or if such form is not then available to the Company, on Form S-1 or Form S-2) providing for the transactions contemplated by this Agreement and as contemplated in the Registration Rights Agreement, with the form and substance of such Registration Statement being acceptable to the Purchaser acting in good faith, on or before the date which is 30 calendar days after the date of this Agreement; and
                      (ii) use its best efforts to cause such Registration Statement to be declared effective on or before the date which is 90 calendar days after the date of this Agreement.

                Notwithstanding anything else contained in this Section 5(g), any delay in the filing of the Registration Statement (whether voluntary or involuntary) shall not affect or extend (A) the number of days in which the Company has agreed under this Agreement to use its best efforts to cause the Registration Statement to become effective, or (B) the Purchaser's right to terminate this Agreement pursuant to Section 8 below.

                h.    Registration and Listing; Effective Registration.
                      ------------------------------------------------

                      (i) During the Registration Period (as defined in the Registration Rights Agreement) the Company will:

                            (A) comply in all material respects with its reporting and filing obligations under the Exchange Act;

                            (B) use its best efforts to cause the Common Stock to be registered under Sections 12(b) or (g) of the Exchange Act;

                            (C) use its best efforts to cause the Common Stock to be listed and/or quoted on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject only to official notice of issuance); and

                            (D) comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

                      (ii) The Company shall use its best efforts to cause the Shares and the Warrant Shares to be listed and/or quoted on the Principal Market no later than the Effective Date.

                      (iii) The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(h).

                i.    Rights Plan. The Company shall not adopt a rights plan
                      -----------
that could be triggered by the exercise of any of the Purchaser's rights under the Transaction Documents.

                j.    Comfort Letters. The Company shall cause to be delivered
                      ---------------
to the Purchaser from the Company Accountants a "comfort letter" reasonably satisfactory to the Purchaser and covering such financial and accounting information that customarily appears in comfort letters delivered by independent public accountants to underwriters in connection with underwritten public offerings of securities. A comfort letter shall be delivered to the Purchaser:

                      (i) contemporaneous with the initial delivery to the Purchaser of a Drawdown Notice, covering the last Form 10-K filed by the Company and each subsequent Form 10-Q filed by the Company prior to the date of such delivery;

                      (ii) quarterly (with respect to such quarter and the corresponding Form 10-Q) for the first three quarters of a fiscal year, not later than 2 Trading Days after the day the Company files its Form 10-Q with the SEC;

                      (iii) annually (with respect to such fiscal year and the corresponding Form 10-K), not later than 2 Trading Days after the day the Company files its Form 10-K with the SEC; and

                      (iv)   to the extent not covered by clauses (i), (ii), and
(iii) above, each time an event occurs that is required to be disclosed by the Company on Form 8-K (except if such event is disclosable by the Company solely pursuant to Item 5 or Item 9 of Form 8-K), not later than 2 Trading Days following the day the Company files such Form 8-K.

                Notwithstanding the above, if the date on which a comfort letter would otherwise be deliverable by the Company to the Purchaser falls on a date other than during a Purchase Period and other than during the time between the delivery of a Drawdown Notice and the commencement of a Purchase Period, the Company may defer its delivery to the Purchaser of such comfort letter until the immediately following Drawdown Notice Date, if any.

                k.    Legal Opinions.
                      --------------

                      (i) The Company shall cause to be delivered to the Purchaser contemporaneously with the Company's execution of this Agreement an opinion of counsel from Company Counsel in the form and substance attached hereto as Exhibit C-1.
          -----------

                      (ii) The Company shall cause to be delivered to the Purchaser an opinion of counsel from Company Counsel, in the form and substance of Exhibit C-2 hereto, (A) quarterly for the first three quarters of a fiscal
   -----------
year, not later than 10 Trading Days after the day the Company files its Form 10-Q with respect to such quarter with the SEC, and (B) annually, not later than 10 Trading Days after the day the Company files its Form 10-K with the SEC.

                      (iii) The assumptions, exceptions and qualifications taken by Company Counsel in each of the forgoing legal opinions must be substantially similar in substance to the assumptions, exceptions and qualifications then being taken by Company Counsel in legal opinions delivered by it to underwriters in connection with registered underwritten public offerings in which Company Counsel represents the issuer.

                          Notwithstanding the above, if the date on which a
legal opinion required by Section 5(k)(ii) would otherwise be deliverable by the Company to the Purchaser falls on a date other than during a Purchase Period and other than during the time between the delivery of a Drawdown Notice and the commencement of a Purchase Period, the Company may defer its delivery to the Purchaser of such legal opinion until the immediately following Drawdown Notice Date, if any.

                l.    Prospectus Delivery; Share Certificates. The Purchaser
                      ---------------------------------------
acknowledges that the sale of Shares by the Company to the Purchaser pursuant to this Agreement is not being registered under the 1933 Act or any state securities laws. The Purchaser covenants that, in connection with any transfer of Shares by the Purchaser, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser. The Company covenants that it shall issue any certificates representing Shares purchased by the Purchaser under this Agreement free of any legend or stop transfer restrictions by no later than the fifth Trading Day following receipt by the Company or the Company's transfer agent of a Resale Notice with respect to such Shares.

                m.    No Inside Information. Except and to the extent provided
                      ---------------------
in the Registration Rights Agreement, none of the Company, its Subsidiaries or their employees, representatives or agents directly or indirectly shall provide material non-public information to the Purchaser or its Affiliates, or their employees, representatives or agents. In the case of noncompliance with this
Section 5(m), the Purchaser may require the Company to publicly disclose such information within two Trading Days of the Purchaser's demand therefore.

                n.    No Manipulation. The Purchaser covenants not to enter into
                      ---------------
sales of shares of Common Stock with the intent of lowering the market price of the Common Stock on the Principal Market in violation of applicable federal securities laws. The fact that the market price may have decreased following a sale of shares of Common Stock by the Purchaser shall not be deemed or considered an indication or evidence of the Purchaser's intent to so lower the market price.

         6.     CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.
                ----------------------------------------------

                The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is further subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                a. The Purchaser shall have executed each of the Transaction Documents and delivered the same to the Company.

                b. The Purchaser shall have paid to the Company the full aggregate Purchase Price for each of the Shares being purchased by the Purchaser (upon receipt of confirmation of delivery of such Shares) at the Closing and for all prior Closings by wire transfer of immediately available funds pursuant to the wire instructions provided to the Purchaser in writing by the Company or through DTC as described in Section 2(f) above.

                c. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, provided that they were true as of the date to which they speak).

                d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7.     CONDITIONS OF THE PURCHASER'S OBLIGATION TO PURCHASE
                ----------------------------------------------------

                The obligation of the Purchaser hereunder to purchase Shares with respect to a particular Trading Day is subject to the satisfaction, on such Trading Day and on the related Closing Date, of each of the following conditions set forth below.

                a. The Company shall have executed each of the Transaction Documents and delivered the same to the Purchaser.

                b. The Common Stock shall be authorized for quotation on an Approved Market and trading in the Common Stock shall not then be suspended by the SEC or the Approved Market on which the Company's Common Stock is then traded or listed.

                c. The representations and warranties of the Company set forth in this Agreement shall have been true and correct as of the date of this Agreement.

                d. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the applicable Trading Day or Closing Date (the "Representation Date") as though made on and as of such Representation Date, except for representations and warranties:

                      (i) that speak as of a specific date (provided that they were true and correct as of the date to which they speak); or

                      (ii) that are made in Sections 4(g), 4(i), 4(k), 4(s), the first sentence of Section 4(f) or the third or fifth sentences of Section 4(l) of this Agreement; provided that such representations and warranties are
                        --------
not true and correct as of the Representation Date solely as a result of events or circumstances (or the absence of events or circumstances) that either:

                             (A) are not required to be disclosed by the Company in SEC filings under the 1933 Act or the Exchange Act (or the rules, regulations, and instructions to the forms promulgated pursuant thereto) and are not required to be filed by the Company in SEC filings in order for such filings not to contain an untrue statement of a material fact or not to omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

                             (B) have been adequately disclosed in SEC filings made by the Company at least 3 Trading Days prior to such Representation Date.

                e. The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Trading Day or Closing Date, as applicable, including without limitation the delivery to the Purchaser of all Shares required to be so delivered by the Company as of such date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company, dated as of the applicable Drawdown Notice Date and as of any Closing Date for which one is reasonably requested by the Purchaser, in the form and substance of Exhibit B attached hereto.

                f. The Purchaser shall have received the legal opinions of the Company Counsel in the form and substance and as of the dates specified in
Section 5(k) above.

                g. As of the Closing Date only, the Company shall have executed and delivered to the Purchaser the certificates representing, or have executed electronic book-entry transfer of, the Shares (in such denominations as such Purchaser shall request) being purchased by the Purchaser on such Closing Date.

                h. The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) and in a form reasonably acceptable to the Purchaser and its counsel (the "Resolutions") and such Resolutions shall not have been amended or rescinded.

                i. The Purchaser shall have received the "comfort letters" of the type, in the form and with the substance of the letter described in Section 5(j) above and as of the dates specified in Section 5(j) above from the Company Accountants.

                j. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                k. The Registration Statement shall be effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or threatened.

                l. The disclosures contained in the Registration Statement and the related prospectus (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall be acceptable to the Purchaser in its good faith opinion.

                m. There shall not be pending a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company. The Company and its Subsidiaries shall be able to pay their debts as they become due.

                n. The conditions set forth in Section 2(e) above shall have each been satisfied as of the Drawdown Notice Date and shall each be satisfied as of such Trading Day or Closing Date, as applicable.

                o. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

                p.    The Warrant shall have been issued to the Purchaser.

         8.     TERMINATION
                -----------

                a. This Agreement may be terminated (except as provided in Section 10(j) below) at any time by the Purchaser (in addition to a termination pursuant to Sections 2(f)(iv), 2(f)(v) or 2(h) above) if (i) the Common Stock is not listed on an Approved Market after the Effective Date for a period of at least 2 consecutive Trading Days or an aggregate of 3 Trading Days occurring at any time during the Open Period; (ii) the Effective Date does not occur by the 180th calendar day following the date of this Agreement; (iii) the Company has not sold Shares to the Purchaser pursuant to this Agreement during the preceding 150 calendar days; (iv) the Company fails to deliver to the Purchaser the proper number of Shares within 1 Trading Day following any Scheduled Closing Date (regardless of whether such failure is subsequently cured) on more than 1 occasion in any 12 month period; (v) the Company enters into an Equity Line Agreement with any party other than the Purchaser or an Affiliate of the Purchaser; (vi) the Purchaser receives notice from a governmental or self-regulatory agency that it does not then possess one or more required registrations or approvals to perform its obligations under this Agreement;
(vii) the Purchaser is named as a defendant (other than by the Company) in a suit, action or other legal proceeding in a court of competent jurisdiction arising out of or in connection with the Purchaser's purchase and/or resale of Shares pursuant to this Agreement; or (viii) an event occurs which is reasonably likely to have or has had a Material Adverse Effect on the Company.

                b.   This Agreement may be terminated (except as provided in
Section 10(j) below) at any time by the Company; provided, that with respect to
                                                 --------
this Section 8(b)(ii), this Agreement may not be terminated by the Company during a pending Purchase Period until such Purchase Period has elapsed and all of the Company's obligations with respect to such Purchase Period and all previous Purchase Periods have been satisfied.

                c. This Agreement shall automatically terminate (except as provided in Section 10(j) below) without any further action of either party hereto upon the earliest of (i) the date on which the Purchaser has purchased Common Stock pursuant to this Agreement with an aggregate Purchase Price of $30,000,000, (ii) the date on which the Purchaser has purchased an amount of Common Stock pursuant to this Agreement that equals the NASD Limit and (iii) the date which is 30 months after the Effective Date.

                d. Notwithstanding anything herein to the contrary, and in addition to the terms of Section 10(j) below, the termination of this Agreement pursuant to this Section 8 shall not relieve or otherwise diminish the parties' obligations to deliver and pay for in accordance with the terms of this Agreement any Shares purchased by the Purchaser hereunder for which there has not been a Closing.

         9.     INDEMNIFICATION
                ---------------

                a. In consideration of the Purchaser's execution and delivery of the Transaction Documents and acquiring the Shares hereunder, and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its officers, directors, affiliates, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims (which actions, causes of action, suits and claims are made by third parties including, without limitation, by shareholders of the Company directly or through shareholder derivative actions), and from any and all losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (d) the enforcement of this Section 9(a). Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent it arises out of: (i) such Indemnitee's willful misconduct, gross negligence, or fraudulent action(s) or
(ii) the breach of any representation, warranty or covenant in the Transaction Documents by such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(a) shall be the same as those set forth in
Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                b. In consideration of the Company's execution and delivery of this Agreement and the Registration Rights Agreement and in addition to the Purchaser's other obligations under the Transaction Documents, the Purchaser, shall defend, protect, indemnify and hold harmless the Company and all of its subsidiaries, officers, directors and employees, and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents,
(b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (c) the enforcement of this Section 9(b) Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of: (i) such Indemnitee's willful misconduct, gross negligence or fraudulent action(s) or (ii) the breach of any representation, warranty or covenant in the Transaction Documents by such Indemnitee. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 9(b) shall be the same as those set forth in Section 6 (other than Section 6(a)) of the Registration Rights Agreement, adjusted as applicable. Notwithstanding the above, in no event shall the Purchaser's indemnification obligations under this Agreement exceed the aggregate net profits received by the Purchaser from its sale of Shares purchased from the Company pursuant to this Agreement.

         10.    GOVERNING LAW; MISCELLANEOUS
                ----------------------------

                a.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                      -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING

SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

                b.    Expenses.
                      --------

                      (i) The Company shall reimburse the Purchaser for all due diligence fees, costs and expenses (including all legal due diligence fees, costs and expenses of one counsel for the Purchaser) of the Purchaser on each occasion that the Company delivers a Drawdown Notice. The Company's payment obligations pursuant to this Section 10(b)(i) shall be limited to $25,000 with respect to the Purchaser's due diligence in the continental U.S. prior to the Company's initial delivery of a Drawdown Notice to the Purchaser (plus any fees, costs and expenses incurred by the Purchaser in conducting due diligence outside of the continental United States), and $5,000 per calendar quarter with respect to due diligence performed by the Purchaser or its agents following such initial due diligence; provided, that to the extent a payment limit is not fully
               --------
utilized in any period, the amount of such unused availability shall carry forward and be available to the Purchaser in subsequent periods.

                      (ii) In addition to the reimbursement of due diligence costs pursuant to Section 10(b)(i), the Company agrees to reimburse the Purchaser or its counsel, designees or clients, as applicable, for reasonable expenses (including reasonable legal expenses) relating to the initial due diligence and the negotiation and execution of the Transaction Documents up to $30,000 in the aggregate. The Company will pay to the Purchaser and/or its counsel, at the time of signing this Agreement, for an estimate of all such costs and expenses. If the Purchaser or its counsel (as the case may be) discovers that such estimates were higher than actual costs and expenses, it will reimburse any excess to the Company within 30 days of such discovery to extent such excess is not offset against other or further reimbursable expenses. To the extent such estimate does not so cover all such reimbursable costs and expenses, the Company shall promptly pay the Purchaser and/or its counsel following demand therefor.

                      (iii) Except as otherwise set forth in this Section 10(b) or Section 9 above or set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the transactions contemplated by the Transaction Documents. Any attorneys' fees and expenses incurred by either the Company or by the Purchaser in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and Warrant Shares issued pursuant to the Transaction Documents.

                c.    Counterparts. This Agreement may be executed in two or
                      ------------
more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                d.    Headings. The headings of this Agreement are for
                      --------
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                e.    Severability. If any provision of this Agreement shall be
                      ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                f.    Entire Agreement; Amendments; Waivers. This Agreement
                      -------------------------------------
supersedes all other prior oral or written agreements between the Purchaser and the Company with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights, any of the Company's obligations to the Purchaser, or any of the conditions precedent with which the Company must comply that are for the sole benefit of the Purchaser, with respect to or in connection with the Purchaser's acquisition of Common Stock from the Company pursuant to the Transaction Documents, in which event such waiver shall be binding against the Purchaser in accordance with its terms.

                g.    Notices. Any notices, consents, waivers or other
                      -------
communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) a nationally recognized delivery service, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered (A) upon receipt, when delivered via delivery service; or
(B) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                  Constellation 3D, Inc.
                  805 Third Avenue, 14th Floor
                  New York, New York 94005
                  Telephone:        212-983-1107
                  Facsimile:        650-624-1007
                  Attention:        Mr. Leonardo Berezowsky

                  with a copy to:

                  Blank Rome Comiskey & McCauley LLP
                  One Logan Square
                  Philadelphia, Pennsylvania 19103
                  Telephone:        215-569-5754
                  Facsimile:        215-569-5628
                  Attention:        Alan L. Zeiger, Esq.

                  If to the Purchaser:

                  The Gleneagles Fund Company II
                  c/o The Palladin Group, L.P.
                  195 Maplewood Avenue
                  Maplewood, New Jersey 07040
                  Telephone:        973-313-6477
                  Facsimile:        973-313-6491
                  Attention:        Mr. Maurice Hryshko

                  with a copy to:

                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
                  551 Fifth Avenue
                  New York, New York 10176
                  Telephone:        212-986-6000
                  Facsimile:        212-986-8866
                  Attention:        Stephen M. Schultz, Esq.

                  Each party shall provide 5 days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

                  h. Successors and Assigns. Except as otherwise provided
                     ----------------------
herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Purchaser nor the Company shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, including, in the case of the Company only, by merger or consolidation. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchaser shall be entitled to pledge the Shares in connection with a bona fide margin account at any time and from time to time after the Effective Date.

                i.    No Third Party Beneficiaries. This Agreement is intended
                      ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                j.    Survival. The representations and warranties of the
                      --------
Company and the Purchaser contained in the Transaction Documents or incorporated by reference therein, the agreements and covenants (with respect to any deliveries of Shares not yet made by the Company and any purchases of Shares not yet made by the Purchaser that, in each case, are required to be made by such party pursuant to this Agreement) set forth in Sections 2(f)(iii), 2(f)(iv) 2(f)(v), 2(h), 2(i), 5 (except for Sections 5(j), (k), (l), (m) and (n)), 6, 7 and 10, and the indemnification provisions set forth in Section 9, shall survive each of the Closings, the termination of the Open Period and the termination of this Agreement, regardless of whether this Agreement is terminated automatically or by one or both of the parties hereto, for a period of 3 years following the termination of this Agreement.

                k.    Publicity. The Company and the Purchaser shall have the
                      ---------
right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                l.    Further Assurances. Each party shall do and perform, or
                      ------------------
cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                m.    No Strict Construction. The language used in this
                      ----------------------
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                n.    Remedies. The Purchaser shall have all rights and remedies
                      --------
set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law. The Purchaser and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy. Notwithstanding the foregoing, in no event shall either party be liable to the other party for any indirect, incidental, consequential, special or exemplary damages arising from or in connection with the Transaction Documents (other than pursuant to a party's indemnification obligations under Section 6 of the Registration Rights Agreement) even if such party has been advised of the possibility of such damages.

                o.    Payment Set Aside. To the extent that the Company makes a
                      -----------------
payment or payments to the Purchaser hereunder or under the Registration Rights Agreement or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                p.    Days. Unless the text refers to "Trading Days" or
                      ----
"Purchase Days," all references herein to "days" shall mean calendar days.

                q.    Rescission and Withdrawal Right. Notwithstanding anything
                      -------------------------------
to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever a party exercises a right, election, demand or option under a Transaction Document and the other party does not fully perform its related obligations within the periods therein provided, then the first party in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.



                        [***Signature Page Follows***]

                  IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed as of the date and year first above written.



CONSTELLATION 3D, INC.                         THE GLENEAGLES FUND COMPANY II
                                               By:  The Palladin Group, L.P., as attorney-
                                                      in-fact


By: /s/ Eugene Levich                          By: /s/ Maurice Hryshko
   --------------------------                     ------------------------------
Name: Eugene Levich                            Name: Maurice Hryshko
Title: President                               Title: Counsel
                                                      The Palladin Group, L.P.
                                                      Investment Adviser

List of Exhibits
----------------
Exhibit A                      Registration Rights Agreement
Exhibit B                      Officers' Certificate (signed by CEO, CFO and GC)
Exhibit C-1                    Opinion of Counsel (on execution)
Exhibit C-2                    Opinion of Counsel (including 10b-5)
Exhibit D                      Secretary's Certificate
Exhibit E                      Form of Drawdown Notice
Exhibit F                      Form of Warrant